EXHIBIT 99.1

                              PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008



FOR IMMEDIATE RELEASE                                 CONTACT:  HARVEY M. GUTMAN
                                                                  (732) 499-4327

               PATHMARK REPORTS 4TH QUARTER AND FULL YEAR RESULTS;
                      4TH QUARTER SAME-STORE SALES UP 1.6%

--------------------------------------------------------------------------------


Carteret, New Jersey, April 2, 2004 - Pathmark Stores, Inc. (Nasdaq: PTMK) today reported results for its fourth quarter and fiscal year 2003 ended January 31, 2004.

Sales for the fourth quarter of fiscal 2003 were $1,012.5 million, an increase of 1.0% from $1,002.1 million in the prior year's fourth quarter. Same-store sales increased 1.6% in the fourth quarter. Net earnings were $9.6 million or $0.32 per diluted share in the fourth quarter of fiscal 2003 compared to $7.9 million or $0.26 per diluted share in the prior year's fourth quarter. The results for the fourth quarter of fiscal 2003 included a previously announced $1.6 million pre-tax interest charge ($0.9 million after tax) related to the early extinguishment of $51 million of the Company's term loan. Excluding this item, the Company would have reported net earnings of $10.5 million or $0.35 per diluted share in the fourth quarter of fiscal 2003.

Eileen Scott, Chief Executive Officer, said, "I am pleased with our sales and operating performance for the fourth quarter. In terms of the top line, we achieved our fourth consecutive quarterly increase in same-store sales, despite a continuation in the challenging market conditions we have experienced throughout the year. In addition, we benefited from the merchandising and expense control initiatives we launched early in the year, which continued to drive solid operating results."

Ms. Scott continued, "For the year, we have made significant progress on our goals of increasing sales, profitability and the Company's overall financial strength. All of our sales, gross profit and expense-control initiatives, including our Friday ad-break initiative and focus store program, are on track and producing results in line with our expectations. In addition, we have benefited from investments in new stores and renovations, as well as in new technologies."

"As a result of operational improvements, working capital management and asset sales, our leverage ratio, as measured by total debt to FIFO EBITDA, dropped from 3.7 to 3.4 at the end of fiscal 2003. Our financial flexibility also improved in the year through the issuance of $150 million of 8 3/4% senior subordinated notes, due 2012 and repayment of $171 million of our term loan, which extended debt maturities and reduced our exposure to interest rates increases."

For fiscal 2003, sales were $3,991.3 million, up 1.4% from the $3,937.7 million in fiscal 2002. Same-store sales increased 1.2% in fiscal 2003. Net earnings were $16.5 million or $0.54 per diluted share in fiscal 2003, compared to $13.3 million or $0.44 per diluted share in fiscal 2002. The results for fiscal 2003 include: (1) a $13.7 million pre-tax gain ($8.2 million after tax) from the disposition of real estate, (2) an $8.1 million pre-tax charge ($4.9 million after tax) related to a labor buyout program in some of our stores and a headcount reduction program in our corporate office and (3) a $6.3 million pre-tax charge ($3.7 million after tax) related to the early extinguishment of $171.0 million of the Company's term loan. Excluding these items, the Company would have recorded net earnings of $16.9 million or $0.56 per diluted share in fiscal 2003.

Net earnings in fiscal 2002 included a $2.0 million pre-tax charge ($1.2 million after tax) related to a labor buyout program and the cumulative effect of an accounting change, net of tax, of $0.6 million. Excluding these items in fiscal 2002, net earnings would have been $15.1 million or $0.50 per diluted share.

FIFO EBITDA, which the Company defines as earnings before interest, taxes, depreciation and amortization, the LIFO charge or credit and the cumulative effect of an accounting change was $54.0 million in the fourth quarter of fiscal 2003, an increase of 5.2% from $51.3 million in the prior year's fourth quarter. FIFO EBITDA in fiscal 2003 was $184.9 million compared to $176.0 million in fiscal 2002. Excluding the above-referenced $8.1 million charge and the $13.7 million real estate gain in fiscal 2003, FIFO EBITDA would have been $179.3 million. Excluding the above referenced $2.0 million charge in fiscal 2002, FIFO EBITDA would have been $178.0 million.

The Company is presenting FIFO EBITDA and each of FIFO EBITDA and net earnings excluding the identified items above in order to allow investors to compare more fully Pathmark's performance in fiscal 2003 with its performance in fiscal 2002. None of these measures is calculated in accordance with generally accepted accounting principles. See the notes to the tables attached to this release for more information regarding FIFO EBITDA.

Capital investments in fiscal 2003 were $79.3 million, including cash investments of $68.8 million. In fiscal 2003, the Company opened two new stores, one of which was a replacement store, closed two other stores and renovated 16 stores.

For fiscal 2004, the Company anticipates earnings per diluted share of between $0.53 and $0.60, FIFO EBITDA of $183 to $187 million (see note (f)) and same-store sales growth of 0.5% to 1.5%. Capital investments are expected to be approximately $95 million, of which approximately $85 million will be cash investments. Pathmark expects to open two stores, close one store and complete 20 store renovations in fiscal 2004.

Ms. Scott said, "While we continue to expect that our sales and operating initiatives will result in increased sales, gross profit improvements and reduced expenses, we anticipate the benefits derived from these initiatives will be largely offset by increases in pension and health and welfare expenses, an issue facing our entire industry."

Pathmark will conduct a conference call at 2:00 p.m. Eastern Standard Time (EST) today. The call may be accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 14 days after the completion of the call at 1-877-519-4471, Pass Code 4605918. This press release and other financial and statistical information to be presented on the conference call, including FIFO EBITDA, will be accessible on the web by going to www.pathmark.com, 'Investor Relations', then clicking on 'Press Releases'.

Pathmark Stores, Inc. is a regional supermarket currently operating 142 supermarkets primarily in the New York - New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, FIFO EBITDA, sales and capital expenditures and are indicated by words or phrases such as "anticipates", "believes", "expects", "forecasts", "guidance", "intends", "may", "plans", "projects", "will" and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's reports and filings available from the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

                                (Tables Attached)

                                     Table A
                              Pathmark Stores, Inc.
                Consolidated Statements of Operations (Unaudited)
                      (in millions, except per share data)

                                                                        13 Weeks Ended              52 Weeks Ended
                                                                  -------------------------   -------------------------

                                                                  January 31,   February 1,   January 31,   February 1,
                                                                      2004          2003          2004          2003
                                                                  -----------   -----------   -----------   -----------
Sales............................................................ $  1,012.5    $  1,002.1    $  3,991.3    $  3,937.7

Cost of goods sold...............................................     (719.2)       (712.8)     (2,852.6)     (2,816.7)
                                                                  -----------   -----------   -----------   -----------
Gross profit.....................................................      293.3         289.3       1,138.7       1,121.0

Selling, general and administrative expenses.....................     (238.5)       (235.9)       (953.9)(a)    (944.4)

Depreciation and amortization....................................      (20.8)        (21.4)        (84.0)        (84.6)
                                                                  -----------   -----------   -----------   -----------
Operating earnings...............................................       34.0          32.0         100.8          92.0

Interest expense (b).............................................      (17.3)        (15.0)        (72.5)        (65.1)
                                                                  -----------   -----------   -----------   -----------
Earnings before income taxes and cumulative effect
  of an accounting change........................................       16.7          17.0          28.3          26.9

Income tax provision (c).........................................       (7.1)         (9.1)        (11.8)        (13.0)
                                                                  -----------   -----------   -----------   -----------
Earnings before cumulative effect of an accounting change........        9.6           7.9          16.5          13.9

Cumulative effect of an accounting change, net of tax (d)........         --            --            --          (0.6)
                                                                  -----------   -----------   -----------   -----------
Net earnings..................................................... $      9.6    $      7.9    $     16.5    $     13.3
                                                                  ===========   ===========   ===========   ===========
Weighted average number of shares outstanding - basic............       30.1          30.1          30.1          30.1
                                                                  ===========   ===========   ===========   ===========
Weighted average number of shares outstanding - diluted..........       30.4          30.1          30.4          30.4
                                                                  ===========   ===========   ===========   ===========
Net earnings per share - basic

  Earnings before cumulative effect of an accounting change...... $     0.32    $     0.26    $     0.55    $     0.46

  Cumulative effect of an accounting change, net of tax..........         --            --            --         (0.02)
                                                                  -----------   -----------   -----------   -----------
  Net earnings per share - basic................................. $     0.32    $     0.26    $     0.55    $     0.44
                                                                  ===========   ===========   ===========   ===========
Net earnings per share - diluted

  Earnings before cumulative effect of an accounting change...... $     0.32    $     0.26    $     0.54    $     0.46

  Cumulative effect of an accounting change, net of tax..........         --            --            --         (0.02)
                                                                  -----------   -----------   -----------   -----------
  Net earnings per share - diluted............................... $     0.32    $     0.26    $     0.54    $     0.44
                                                                  ===========   ===========   ===========   ===========




                       See notes to financial information.
                                       -3-

                                     Table B
                              Pathmark Stores, Inc.
                 Supplemental Operating Results Data (Unaudited)
                      (in millions, except per share data)

                                                                        13 Weeks Ended              52 Weeks Ended
                                                                  -------------------------   -------------------------

                                                                  January 31,   February 1,   January 31,   February 1,
                                                                      2004          2003          2004          2003
                                                                  -----------   -----------   -----------   -----------
FIFO EBITDA (e)..................................................   $  54.0       $  51.3       $ 184.9       $ 176.0
                                                                    ========      ========      ========      ========
Cash capital expenditures, including technology investments......   $  25.7       $  20.8       $  68.8       $ 105.3

Capital lease expenditures, including technology investments.....       5.2            --          10.5          15.8
                                                                    --------      --------      --------      --------
Total capital expenditures, including technology investments.....   $  30.9       $  20.8       $  79.3       $ 121.1
                                                                    ========      ========      ========      ========
Gross profit (% of sales)........................................      29.0%         28.9%         28.5%         28.5%
                                                                    ========      ========      ========      ========
Selling, general and administrative expenses (% of sales)........      23.6%         23.6%         23.9%(a)      24.0%
                                                                    ========      ========      ========      ========
FIFO EBITDA (% of sales).........................................       5.3%          5.1%          4.6%          4.5%
                                                                    ========      ========      ========      ========
Net earnings (% of sales)........................................       0.9%          0.8%          0.4%          0.3%
                                                                    ========      ========      ========      ========




                       See notes to financial information.
                                       -4-

                                     Table C
                              Pathmark Stores, Inc.
                         Financial Position (Unaudited)
                                  (in millions)

                           Consolidated Balance Sheets

                                                                  January 31,   February 1,
                                                                      2004          2003
                                                                  -----------   -----------
ASSETS

Current assets

   Cash..........................................................  $      8.9    $     11.3

   Accounts receivable, net......................................        21.2          21.8

   Merchandise inventories.......................................       185.8         184.1

   Due from suppliers............................................        81.3          77.8

   Other current assets..........................................        33.4          32.2
                                                                   ----------    ----------
      Total current assets.......................................       330.6         327.2

Property and equipment, net......................................       584.5         604.5

Goodwill.........................................................       434.0         434.0

Other noncurrent assets..........................................       171.8         156.9
                                                                   ----------    ----------
Total assets.....................................................  $  1,520.9    $  1,522.6
                                                                   ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

   Accounts payable..............................................  $     87.2    $     92.2

   Current maturities of debt....................................         7.1          12.3

   Current portion of lease obligations..........................        17.6          18.3

   Accrued expenses and other current liabilities................       148.2         144.5
                                                                   ----------    ----------
      Total current liabilities..................................       260.1         267.3

Long-term debt...................................................       421.3         439.4

Long-term lease obligations......................................       178.9         182.9

Deferred income taxes............................................        93.6          89.3

Other noncurrent liabilities.....................................       192.0         186.9
                                                                   ----------    ----------
Total liabilities................................................     1,145.9       1,165.8

Stockholders' equity.............................................       375.0         356.8
                                                                   ----------    ----------

Total liabilities and stockholders' equity.......................  $  1,520.9    $  1,522.6
                                                                   ==========    ==========


                                 Capitalization
                                                                  January 31,   February 1,
                                                                      2004          2003
                                                                  -----------   -----------

Debt.............................................................  $    428.4    $    451.7

Capital lease obligations........................................       196.5         201.2
                                                                   ----------    ----------
Total debt and capital lease obligations.........................       624.9         652.9

Stockholders' equity.............................................       375.0         356.8
                                                                   ----------    ----------
Total capitalization.............................................  $    999.9    $  1,009.7
                                                                   ==========    ==========




                       See notes to financial information.
                                       -5-

                              Pathmark Stores, Inc.
                         Notes to Financial Information

a) Selling, general and administrative expenses in fiscal 2003 included an $8.1 million charge related to the Company's store labor buyout initiative and corporate headcount reduction program and is net of a $13.7 million gain from the disposition of real estate related to the assignment of two real estate leases.

b) Interest expense in fiscal 2003 included a derivative settlement charge of $3.7 million related to the termination and settlement of our $150 million interest rate zero-cost collar and the write off of deferred financing costs of $2.1 million as a result of the repayment of $153 million of our term loan primarily from proceeds from the issuance of an additional $150 million ($100 million on September 19, 2003 and $50 million on December 18, 2003) of Senior Subordinated Notes. Interest expense in fiscal 2003 also included the write off of deferred financing costs of $0.5 million as a result of the repayment in the second quarter of fiscal 2003 of $18 million of our term loan and an increased interest rate as a result of the January 28, 2003 amendment to our credit agreement. Interest expense in the fourth quarter of fiscal 2003 included a pre-tax derivative settlement charge of $0.9 million related to the termination and settlement of the balance of our interest rate zero-cost collar and the write off of deferred financing costs of $0.7 million as a result of the repayment of $51 million of our term loan primarily from proceeds from the issuance of an additional $50 million of Senior Subordinated Notes.

c) The income tax provision for the fourth quarter and full fiscal year 2003 was based on an effective income tax rate of 42.6% and 41.6%, respectively. The income tax provision for the fourth quarter and full fiscal year 2002 was based on an effective rate of 53.2% and 48.2%, respectively, and includes a $2.0 million charge to adjust the Company's estimated liability for certain tax issues.

d) The Company adopted, as of the beginning of fiscal 2002, Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor". In adopting EITF Issue No. 02-16, vendor payments related to advertising reimbursements are recorded as a reduction of cost of goods when both the required advertising is performed and the inventory is sold; prior to this change, these reimbursements were recorded as a reduction of advertising expense when the required advertising was performed. As a result, the Company recorded a charge, as of the first quarter of fiscal 2002, of $0.6 million, net of an income tax benefit of $0.4 million, for the cumulative effect of an accounting change.

e) FIFO EBITDA represents earnings before interest, taxes, depreciation and amortization, the LIFO charge and the cumulative effect of an accounting change. We believe that our investors find FIFO EBITDA to be a useful analytical tool for measuring our performance and for comparing our performance with the performance of other companies having different capital structures. In addition, FIFO EBITDA is consistent with the targets utilized in our incentive compensation program. FIFO EBITDA is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating earnings or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of FIFO EBITDA, as presented below (in millions), may not be comparable to similarly titled measures reported by other companies:

                                                                        13 Weeks Ended              52 Weeks Ended
                                                                  -------------------------   -------------------------

                                                                  January 31,   February 1,   January 31,   February 1,
                                                                      2004          2003          2004          2003
                                                                  -----------   -----------   -----------   -----------

      Earnings before cumulative effect of
        an accounting change.....................................   $   9.6       $   7.9       $  16.5       $  13.9

        Adjustments to calculate FIFO EBITDA:

          Interest expense.......................................      17.3          15.0          72.5          65.1

          Income tax provision...................................       7.1           9.1          11.8          13.0

          Depreciation and amortization..........................      20.8          21.4          84.0          84.6

          LIFO charge (credit)...................................      (0.8)         (2.1)          0.1          (0.6)
                                                                    --------      --------      --------      --------

        FIFO EBITDA..............................................   $  54.0       $  51.3       $ 184.9       $ 176.0
                                                                    ========      ========      ========      ========


                              Pathmark Stores, Inc.
                  Notes to Financial Information - (Continued)



f) The following table provides additional information related to our fiscal 2004 guidance (dollars in millions, except per share data):

      Item                                             Guidance
      ----                                             --------
      Same-store sales increase                        0.5% to 1.5%

      FIFO EBITDA                                      $183 to $187

      EPS - diluted                                    $0.53 to $0.60

      Interest expense                                 $68

      Depreciation and amortization                    $86

      Income tax rate                                  40.3%

      Economic and competitive environment             Unchanged

      Capital Plan:

         Cash capital expenditures                     $85

         Lease capital expenditures                     10
                                                       ----
         Total capital expenditures                    $95
                                                       ====

      Square footage growth                            1%

      New stores (#)                                   2

      Renovations (#)                                  20

      Food inflation assumption                        Flat

      Pension assumptions:

         Expected long-term rate of return             9%

         Discount rate                                 6%





                                       -7-